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                                                                    EXHIBIT 21.1

                       RENAL CARE GROUP, INC. SUBSIDIARIES



1.       RCG Mississippi, Inc.
2.       Renal Care Group of the Midwest, Inc.
3.       Renal Care Group Texas, Inc.
4.       D.M.N. of Indiana Corporation
5.       RCG University Division, Inc.
6.       Renal Care Group of the Southeast, Inc.
7.       Renal Care Group East, Inc.
8.       RenalWest, Inc.
9.       RenalWest, L.C.
10.      Northeast Alabama Kidney Center, Inc.
11.      Dialysis Management Corporation
12.      RCG PA Merger Corporation
13.      RCG Indiana, LLC
14.      RenaLab, Inc.
15.      RCG Finance, Inc.
16.      RCG Tennessee, LLC
17.      RCG Texas, LLC
18.      RCG Ft. Wayne, LLC
19.      Renal Care Group, LP
20.      Renal Care Group Management, LP
21.      RenalPartners, Inc.
22.      RenalNet, Inc.
23.      RenalNet Florida, Inc.
24.      R.C.G. Supply Company
25.      RCG Brandon, LLC
26.      RCG Pikeville, LLC
27.      RCG Southaven, LLC
28.      Southern Ocean County Dialysis Clinic, LLC
29.      Renal Institute of Central Jersey, LLC
30.      Saint Louis Renal Care, LLC
31.      Saint Louis Supply Company, LLC
32.      Ohio Renal Care Group, LLC
33.      Elyria Renal Care, LLC
34.      Integrated Wound Care Services, Inc.
35.      STAT Dialysis Corporation
36.      Brownsville Kidney, LP
37.      El Paso Kidney Center, LP
38.      Angleton Dialysis, Inc.
39.      Brazoria Kidney Center, Inc.
40.      Fondren Kidney Center, Inc.
41.      Wharton Dialysis, Inc.
42.      Stuttgart Dialysis, Inc.
43.      KDCO, Inc.
44.      Little Rock Dialysis, Inc.
45.      Jefferson County Dialysis, Inc.
46.      Lawton Dialysis, Inc.
47.      Northwest Dialysis, Inc.
48.      Four State Regional Dialysis Center, Inc.
49.      Fort Scott Dialysis Center, Inc.
50.      Miami Regional Dialysis Center, Inc.
51.      RCG/Saint Luke's, LLC
52.      Renal Care Group Michigan, Inc.
53.      RCG of Martin, LLC
54.      TCMC Dialysis Center, LLC
55.      Renal Care Group of the Northwest, Inc.
56.      Pacific Northwest Renal Services, LLC
57.      Michigan Home Dialysis Center, Inc.
58.      Sumner Regional Dialysis Center, LLC
59.      RCG Columbus, LLC
60.      Summit Renal Care, LLC
61.      RenalNet Arizona, Inc.
62.      Dialysis Centers of America, Inc.
63.      Renal Care Group Alaska, Inc.